                                                           EXHIBIT 4.4

                                   THIRD AMENDMENT
                                          TO
                                   CREDIT AGREEMENT


                    THIS THIRD AMENDMENT TO CREDIT AGREEMENT (this "Amendment"), dated as of December 1, 1994, by and between BARNES GROUP, INC. (the "Borrower"), the Lenders parties to the Credit Agreement (as defined below) from time to time (the "Lenders"), and MELLON BANK, N.A., a national banking association, as Agent (in such capacity, the "Agent").

                    WHEREAS, the Agent, the Lenders and the Borrower are parties to a certain Credit Agreement dated as of December 1, 1991 (as amended, the "Credit Agreement"); and

                    WHEREAS, the Borrower has requested that the Lenders extend the Revolving Credit Maturity Date for a period of two years;

                    WHEREAS, the Agent, the Lenders and the Borrower desire to amend the Credit Agreement as set forth herein; and

                    WHEREAS, all words and terms used in this Amendment which are defined in the Credit Agreement are used herein with the same meanings unless otherwise defined herein or required by the context;

                    NOW, THEREFORE, in consideration of the foregoing premises and intending to be legally bound, the Agent, the Lenders and the Borrower hereby agree as follows:

                    Section 1.  Extension of Revolving Credit Maturity
                                --------------------------------------
          Date.  Pursuant to Section 2.03 of the Credit Agreement and as
          ----
          requested by the Borrower in a letter to the Agent dated October 17, 1994, the Lenders and the Agent hereby agree to extend the Revolving Credit Maturity Date for a period of two years. On and after December 6, 1994 (the "Effective Date"), as provided in
          Section 2.03 of the Credit Agreement, the Revolving Credit Maturity Date shall be December 6, 1999, as such date may be further extended by the Lenders pursuant to Section 2.03 of the Credit Agreement.

                    Section 2.  Amendments to Credit Agreement.  The Credit
                                ------------------------------
          Agreement is hereby amended as follows:

                    (a)  The Initial Revolving Credit Committed Amount of
          each Lender shall be reallocated as follows:
                    Mellon Bank, N.A.          $30,000,000
                    Chemical Bank              $20,000,000
                    Shawmut Bank, N.A.         $20,000,000
                    NBD Bank, N.A.             $10,000,000


                    Society National Bank      $10,000,000
                    Fleet Bank, National
                      Association              $10,000,000

                    (b) Section 2.02(a) is hereby deleted and the following substituted therefor:

                    "(a)  Commitment Fee.
                          --------------
                         (i)  Consolidated Leverage Ratio Adjustments. The
                              ---------------------------------------
                    Borrower shall pay to the Agent for the account of each Lender a commitment fee (the "Commitment Fee") equal to
                    (x) 0.17% per annum if the Borrower's Consolidated Leverage Ratio is less than 1.15:1, (y) 0.22% if the Borrower's Consolidated Leverage Ratio is equal to or greater than 1.15:1 but less than or equal to 1.40:1, and (z) 0.25% if the Borrower's Consolidated Leverage Ratio is greater than 1.40:1, (based on a year of 365 or 366 days and actual days elapsed), for each day from and including the Closing Date and to but not including the Revolving Credit Maturity Date, of the amount (not less than zero) equal to (1) such Lender's Revolving Credit Commited Amount on such day minus (2) such Lender's Revolving Credit Loans outstanding on such day. Such Commitment Fee shall be due and payable for the preceding period for which such fee has not been paid (A) on each Regular Payment Date and (B) on the Revolving Credit Maturity Date.

                         (ii)  Usage Adjustments.  The Commitment Fee shall
                               -----------------
                    be increased to .375% for each day on which the aggregate amount of Revolving Credit Loans of all Lenders outstanding exceeds 75% of the aggregate Revolving Credit Commitments of all Lenders."

                    (c) Section 2.06(b) is hereby deleted and the following substituted therefor:

                    "(b)  Applicable Margins.  The "Applicable Margin and
                          ------------------
                    interest rate Option for any day shall mean the percentage set forth below:

                    Interest Rate Option        Applicable Margin
                    --------------------        -----------------
                    Base Rate Option            0.000%
                    CD Rate Option              0.625%
                    Euro-Rate Option            0.500%

                    provided, however, that

                    (i) the Applicable Margin for each day on which the Borrower's Consolidated Leverage Ratio is less than 1.15:1 shall mean the percentage set forth below:

                    Interest Rate Option        Applicable Margin
                    --------------------        -----------------
                    Base Rate Option            0.000%
                    CD Rate Option              0.575%
                    Euro-Rate Option            0.450%

                    (ii) the Applicable Margin for each day on which the Borrower's Consolidated Leverage Ratio is greater than 1.15:1 but less than 1.40:1 shall mean the percentage set forth below:
[CAPTION]

                    Interest Rate Option        Applicable Margin
                    --------------------        -----------------
                    Base Rate Option            0.000%
                    CD Rate Option              0.625%
                    Euro-Rate Option            0.500%

                    and

                    (iii) the Applicable Margin for each day on which the Borrower's Consolidated Leverage Ratio is grater than 1.40:1 shall mean the percentage set forth below:

                    Interest Rate Option        Applicable Margin
                    --------------------        -----------------
                    Base Rate Option            0.125%
                    CD Rate Option              0.750%
                    Euro-Rate Option            0.625%

                    Section 3.  Conditions.  The obligation of the Agent
                                ----------
          and the Lenders to extend the Revolving Credit Maturity Date and to agree with the amendments set forth herein shall be subject to satisfaction by the Borrower of the following conditions precedent:

                         (a) The Agent shall have received (with a copy for each Lender) the following documents dated as of the date of the issuance of the Amendment (the "Closing Date") and in form and substance satisfactory to the
                    Lenders:

                         (i)  An executed counterpart of this Amendment;
                         and

                         (ii) A certificate signed by a duly authorized officer of the Borrower stating that (A) the representations and warranties contained in
                         Article III of the Credit Agreement (except for
                         Section 3.06 which continues to be true as of the date set forth therein) are correct on and as of the Closing Date and as though made on and as of the Closing Date and (B) no Event of Default and no event, act or omission which, with the giving of notice or the lapse of time or both, would constitute such an

                         Event of Default has occurred and is continuing or would result from the execution and delivery of the Amendment.

                         (b) The Agent shall have received (with a copy for each Lender) such other approvals, certificates, opinions or documents, in form and substance satisfactory to the Lenders, as the Lenders may reasonably request.

                    Section 4.  Effect of Amendment.  The Credit Agreement,
                                -------------------
          as amended by this Amendment, is in all respects ratified, approved and confirmed and shall, as so amended, remain in full force and effect. From and after the date hereof, all references in any document or instrument to the Credit Agreement shall mean and include the Credit Agreement, as amended by this Amendment.

                    Section 5.  Governing Law.  This Amendment shall be
                                -------------
          governed by and shall be interpreted and enforced in accordance with the laws of the State of New York.

                    Section 6.  Counterparts.  This Amendment may be
                                ------------
          executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, and all of which counterparts, taken together, shall constitute but one and the same Amendment.

                    Section 7.  Expenses.  The Borrower shall reimburse the
                                --------

          Lenders for all costs and expenses (including fees and expenses of counsel to the Agent) incurred in connection with this Amendment.

                    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized.

                                             BARNES GROUP, INC.


                                             By /s/ J. Locher
                                               -------------------------
                                             Title
                                                  ----------------------


                                             MELLON BANK, N.A.,
                                             individually and as Agent


                                             By /s/Joseph F. Bond Jr.
                                               -------------------------
                                             Title  Joseph F. Bond, Jr.
                                                  ----------------------
                                                    Vice President

                                             CHEMICAL BANK


                                             By /s/ C. C. Wardell
                                               -------------------------
                                             Title Managing Director
                                                  ----------------------

                                             SHAWMUT BANK, N.A.


                                             By /s/ Paul Veiga
                                               -------------------------
                                             Title Vice President
                                                  ----------------------



                                             NBD BANK, N.A.


                                             By /s/ Carolyn J. Parks
                                               -------------------------
                                             Title   Vice President
                                                  ----------------------


                                             SOCIETY NATIONAL BANK


                                             By /s/ Peter D. Moore
                                               -------------------------
                                             Title   Vice President
                                                  ----------------------



                                             FLEET BANK, N.A.


                                             By /s/ Marlene K. Haddad
                                               -------------------------
                                             Title   Vice President
                                                  ----------------------